UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

American Outdoor Brands, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMERICAN™ OUTDOOR BRANDS

BOG

grilla grills

BUBBA
GERMAN STEEL
8" CHEF

MEAT!

LOGO AMERICANTM OUTDOOR BRANDS 2022 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY STATEMENT NOTICE	The Annual Meeting of Stockholders of American Outdoor Brands, Inc., a Delaware corporation, will be held as set forth below:
12:00 pm, Eastern Time
Thursday, September 22, 2022
www.virtualshareholdermeeting.com/AOUT2022

The Annual Meeting of Stockholders will be held for the following purposes:

1

To elect I. Marie Wadecki and Gregory J. Gluchowski, Jr. to serve until their successors are elected and qualified at the 2023 Annual Meeting of Stockholders, subject to their earlier death, resignation, disqualification or removal.

2

To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2023.

3	To adopt amendments to our certificate of incorporation to eliminate certain supermajority voting requirements.

4	If properly presented, to consider and vote upon a stockholder proposal on the declassification of the Board of Directors.

5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on July 27, 2022 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote electronically during the meeting. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible over the Internet, by telephone, or by mail by following the instructions on the proxy card. You may vote electronically during the meeting even if you have previously given your proxy.

Sincerely,

Douglas V. Brown

Chief Counsel and Secretary

Columbia, Missouri

August 19, 2022

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should carefully read the entire Proxy Statement before casting your vote. This summary does not contain all the information that you should consider.

Voting Matters and Board Recommendations

Proposal	Required Approval	Board Recommendation	Page Reference

Election of I. Marie Wadecki and Gregory J. Gluchowski, Jr. to serve until their successors are elected and qualified at the 2023 Annual Meeting of Stockholders, subject to their earlier death, resignation, disqualification or removal.	The affirmative vote of a majority of the votes cast.	FOR	11

To ratify the appointment of Grant Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023.	The affirmative vote of a majority of the votes cast.	FOR	45

To adopt amendments to our certificate of incorporation to eliminate certain supermajority voting requirements.	The affirmative vote of 66 2/3% or greater of the total outstanding shares entitled to vote.	FOR	47

If properly presented, consideration and vote upon a stockholder proposal on the declassification of the Board of Directors.	The affirmative vote of a majority of the votes cast.	FOR	50

Company Background

We became an independent publicly traded company through a pro-rata distribution of all the outstanding shares of our common stock to the stockholders of our former parent company, Smith & Wesson Brands, Inc. (the Separation). In connection with the Separation, our common stock began trading under the ticker symbol “AOUT” on the NASDAQ Global Select Market on August 24, 2020.  We are a leading provider of outdoor lifestyle products and shooting sports accessories encompassing hunting, fishing, outdoor cooking, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.

2022 Proxy Statement I 1

Proxy Summary

Brands		Board Diversity

We produce innovative, top quality products under the brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information, visit www.aob.com.

Gender and Ethnicity
FY22 Financial Highlights:

$247.5M Net Sales

$35.0M Adjusted EBITDAS*	46.2% Gross Margin

*See reconciliation in Appendix A.

2 I 2022 Proxy Statement

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS

Commitment To Sustainability

We are a leading provider of outdoor lifestyle products and shooting sports accessories encompassing hunting, fishing, outdoor cooking, camping, shooting, and personal security and defense products for rugged outdoor enthusiasts. We focus on the establishment of product categories in which we believe our brands will resonate strongly with the activities and passions of our stakeholders. We strive to integrate environmental, social, and governance (ESG) principals into our business strategy in ways that optimize opportunities to make positive impacts while advancing our long-term goals.

ESG Board Oversight

Our Board oversees various ESG matters through its Nominations and Corporate Governance Committee.  In 2021, we revised the Nominations and Corporate Governance Committee charter to more clearly define its ESG oversight responsibilities. In addition, in 2022, we expanded our Board with the addition of a new director with corporate governance and ESG expertise in a global Fortune 500 company.  We are committed to conducting our business in a safe, environmentally responsible, and sustainable manner that reflects our responsibilities to our stakeholders, which includes our stockholders, employees, customers, and communities, as well as concerns for the environment. We believe that the effective management of ESG issues will help support the sustainability and the long-term growth of our business and create value for our stakeholders.  In 2021, we engaged ESG consultants who, along with our senior leadership, helped us develop our ESG strategy and establish a framework for monitoring our ESG initiatives. This process isolated 10 key tenets and topics, including board composition; business ethics; data, privacy, and cybersecurity; diversity, equity, and inclusion; employee engagement; energy management and usage; management and retention; our community; product safety; and supply chain management.

In 2022, we established an ESG working group, which is responsible for leading our ESG strategy and monitoring our corporate social responsibility and environmental sustainability initiatives. This group includes cross-functional subject matter experts from across our company.  Our senior leadership team is tasked with driving results in these areas given the strategic importance of ESG.  In addition, the ESG working group oversees our sustainability disclosures, including our recently released ESG Report (https://ir.aob.com/2022aoutesg).

Against this backdrop, we have engaged with our internal and external stakeholders on our 10 ESG topics to help further inform our future direction and priorities. The three areas of focus for our ESG program and strategy are (1) our commitment to the environment (2) our social impact, and (3) our culture of governance.

2022 Proxy Statement I 3

Environment, Social, and Governance Matters

Our Commitment to the Environment

We have a role to play in protecting and preserving our planet.  We are committed to addressing environmental risks throughout our business, including identifying and assessing risks associated with climate change, energy, waste, pollution, natural resource conservation, and treatment of animals, as well as adopting sustainable practices in which resulting risk mitigation can be achieved.  In parallel with our ESG strategy, we evolved the strategic priorities that drive our environmental responsibility to include the following:

•	incorporating biodegradable packaging via recycled material when possible;
•	collecting and processing production based recyclable material whenever possible;
•	establishing processes to document, track, and review regulated materials within our product portfolio; and
•	installing energy efficient materials in offices and distribution locations whenever possible.

We understand the importance of being responsible stewards of our planet’s resources and the importance of protecting it for our customers, communities, and employees. As a new company, we are in the early stages of developing our climate strategy, but we have identified recycling, sustainable and recyclable product packaging, and energy management and usage as important components of our longer-term environmental strategy. We value our position as a trusted supplier of outdoor products to a loyal consumer base that, we believe, shares our desire to minimize our collective impact on the environment when possible.

As our sustainability efforts evolve, we are working on long-term solutions to eliminate unnecessary waste.  We are also continuously investigating and implementing ways to boost efficiency, such as utilizing high-efficiency electrical equipment, including LED and motion detector lighting, renewable energy sources, and high-efficiency HVAC units. In addition to the above principles of advancing a circular economy, in fiscal 2022, we continued to employ recycling bins for aluminum, plastic, and paper at our facilities, and recycling toner cartridges and electronic equipment.

Our Social Impact

Workforce matters

At American Outdoor Brands, we strive to champion a work environment that promotes the values of diversity, equality, inclusiveness, and community service.  We are committed to being a good corporate citizen as well as creating a positive employee environment. We believe that our growth and future are closely tied to the recruitment, development, and retention of exceptional employees. We endeavor to foster a unique culture and celebrate our diverse workforce of approximately 315 employees. We are continuing to develop a number of initiatives to help recruit, develop, and retain employees in an effort to increase productivity, increase diversity awareness, enhance employee engagement, and encourage customer loyalty.

Diversity

We are committed to fostering and embracing a diverse workforce in which employees share mutual understanding and respect for each other.  Our pledge to diversity encompasses our commitment to create a work environment that embraces inclusion regardless of race, color, religion, gender, sexual orientation, gender identity, national origin, age, genetic information, marital status, amnesty, disability, veteran status, as well as pregnancy, childbirth, or related medical conditions.  As of April 30, 2022, women represented 35.5% and self-identified ethnic and racial minorities represented 18.4% of our workforce, respectively.

4 I 2022 Proxy Statement

Environment, Social, and Governance Matters

Human Capital Management

We are transforming and modernizing our culture and talent management practices by implementing Human Capital Management (HCM) reporting and practices to establish a foundation to enable leaders to better hire talent and manage teams. These practices include standards for goal setting, performance evaluations, succession planning, and learning and development. We are committed to fairness in compensation and regularly review our compensation model to ensure fair and inclusive pay practices across our business.  Other recent highlights include the following:

•	employing the non-profit organization, AAIM, to benchmark our total compensation practices so that we may remain competitive in the markets in which we have employees;
•	strengthening our relationship with local universities to benefit our recruitment process;
•	cultivating our large base of brand ambassadors who are instrumental in preserving the authenticity of our brands, and who identify with our increasingly diverse consumer base; and
•	conducting vendor compliance checks to ensure appropriate product safety and quality efforts.

Health and Wellness

The health and wellness of our employees is a top priority.  In this regard, we aim to provide robust health and wellness employee benefits.  We continually evolve our benefit plans to remain competitive and to meet the needs of our workforce to include medical benefits, dependent care, survivor benefits, disability coverage, new parent paid leave, and a 401(k) program. Since the start of the COVID-19 pandemic in 2020, the health and wellness of our employees and their families has been a very high priority.  In 2021 and 2022, we continued to respond to the unprecedented challenges faced by our team due to the pandemic. Notably, we maintained rigorous sanitation processes, ensured COVID-19 safety training, and continued health screenings.

Community Involvement

We are focused on making a positive impact on the communities in which we operate through charity and fundraising, educational sponsorship, and local community development.  We strengthen our communities by supporting individual employees who volunteer with local community groups and by direct participation in philanthropic initiatives.  We believe we have the responsibility and the resources to foster positive change in building a more sustainable, resilient future for the communities in which we operate.  Recent highlights include the following:

•	provided food items to help raise money for local live auctions;
•	commenced sponsorship of The Food Bank for Central & Northeast Missouri, a member of Feeding America;
•

sponsored Float Your Boat, a charity event where teams construct boats using only cardboard and duct tape that they race across Bass Pro Shops Lake, the proceeds of which help neighbors in 32-counties; and

•

provided monetary support and donations to Welcome Home, a non-profit Veteran-centric organization, with a community-based approach, that empowers homeless and at-risk Veterans to return to society as productive self-supporting citizens.

Through strategic nonprofit partnerships, pro bono work, volunteerism, and philanthropy, our corporate responsibility focuses on contributing to the creation of a better world. Going forward, we will continue to partner with nonprofit organizations that work to increase our community initiatives, decrease the number of individuals facing economic barriers, and make our communities reflections of our commitments and values.

2022 Proxy Statement I 5

Environment, Social, and Governance Matters

Corporate Governance

We believe that good corporate governance is critical to our long-term success.  As a result, we have adopted corporate governance policies, practices, and procedures designed to protect and enhance our corporate integrity; foster standards and a reputation for honesty, integrity, fairness, and candor in our business activities; and establish a framework for our directors, officers, and employees to conduct business in accordance with high ethical standards. We also maintain robust risk management programs to ensure compliance with applicable laws and regulations governing business practices.

Our Board of Directors sets the tone for our company and has implemented strong governance practices. Implicit in this philosophy is the importance of sound corporate governance. Certain corporate governance highlights include the following:

•	Fully independent Board committees
•	All of our directors are independent except for our CEO
•	Independent Chairman of the Board
•	Annual Board and committee self-assessments
•	Independent directors meet regularly without management present
•	A commitment to diversity, equity, and inclusion
•	A diverse Board makeup with two women and one ethnic or racially diverse member

We are subject to rigorous controls and audits.  Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject-matter experts throughout the business to identify, monitor, and mitigate material risks. We leverage the latest encryption configurations and cybertechnologies on our systems, devices, and third-party connections and review vendor encryption to ensure proper information security safeguards are maintained. Recently, we completed penetration testing by a third-party vendor who found zero vulnerabilities of external hosts out of a list of 48 possible vulnerabilities.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. Our website (https://ir.aob.com/corporate-governance/governance-overview) contains our Board committee charters, as well as additional information on our governance related policies, including the following:

•	Corporate Governance Guidelines
•	Code of Business Conduct
•	Code of Ethics
•	Whistleblower Policy

Reference also is made to “Corporate Governance” below in this proxy statement.

6 I 2022 Proxy Statement

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of American Outdoor Brands, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 12:00 pm, Eastern Time, on Thursday, September 22, 2022, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting of Stockholders will be a virtual meeting. You will be able to attend the Annual Meeting of Stockholders during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/AOUT2022 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

These proxy solicitation materials were first released on or about August 12, 2022 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 22, 2022. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2022 Annual Report for the fiscal year ended April 30, 2022, are available at www.proxyvote.com.

How the Board of Directors Recommends That You Vote

The Board of Directors recommends that you vote as follows:

•	FOR the election of each of I. Marie Wadecki and Gregory J. Gluchowski, Jr. as directors (Proposal One);
•	FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023 (Proposal Two);
•	FOR the adoption of amendments to our certificate of incorporation to eliminate certain supermajority voting requirements (Proposal Three); and
•	FOR the approval of the stockholder proposal on the declassification of the Board of Directors (Proposal Four).

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on July 27, 2022, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 13,454,846 shares of our common stock. Each stockholder voting at the meeting, either electronically during the meeting or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

2022 Proxy Statement I 7

Voting and Other Matters

If, on July 27, 2022, your shares were registered directly in your name with our transfer agent, Issuer Direct Corporation, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the meeting. Alternatively, as a stockholder of record, you may vote by proxy over the Internet as instructed on the enclosed proxy card, by mail by filling out and returning the accompanying proxy card, or by telephone as instructed on the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet as instructed on the enclosed proxy card, by mail by filling out and returning the enclosed proxy card, or by telephone as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote electronically during the meeting.

If, on July 27, 2022, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not attend the meeting electronically or vote your shares electronically during the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to attend and to vote the shares at the meeting.

How to Attend the Meeting; Asking Questions

You are entitled to attend the meeting only if you were a stockholder of record at the close of business on July 27, 2022, which we have set as the record date, or you hold a valid proxy for the meeting. You may attend the meeting by visiting www.virtualshareholdermeeting.com/AOUT2022 and using your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials to enter the meeting. If, on July 27, 2022, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

Stockholders who wish to submit a question for the meeting may do so live during the meeting at www.virtualshareholdermeeting.com/AOUT2022.

Quorum

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting. Votes cast electronically during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Required Vote

Assuming that a quorum is present, the affirmative vote of a majority of the votes cast will be required for the election of each of I. Marie Wadecki and Gregory J. Gluchowski, Jr., to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2023, and to approve the stockholder proposal on the declassification of the Board of Directors. Assuming that a quorum is present, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total number of shares of common stock outstanding on the record date is required to adopt amendments to our certificate of incorporation to eliminate certain supermajority voting requirements.

8 I 2022 Proxy Statement

Voting and Other Matters

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Grant Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” such as the election of directors and the adoption of amendments to our certificate of incorporation, a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors or adoption of amendments to our certificate of incorporation to eliminate certain supermajority voting requirements if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of shares voted “for” a nominee for election to our Board of Directors or the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023 exceeds the number of shares voted “against” such nominee or proposal and does not include abstentions and broker non-votes. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, under our bylaws or Delaware law, abstentions and broker non-votes will have no effect on the election of directors, the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023, the proposal to adopt amendments to our certificate of incorporation to eliminate certain supermajority voting requirements, or the stockholder proposal on the declassification of the Board of Directors, as each such proposal is determined by reference to the votes actually cast by the shares present in person or by proxy at the meeting and entitled to vote.

In accordance with our director resignation policy, an incumbent director who does not receive the requisite majority of votes cast in an uncontested election is expected to submit his or her offer of resignation to our Board of Directors. Our Board of Directors, upon recommendation of the Nominations and Corporate Governance Committee, will make a determination as to whether to accept or reject the offered resignation within 90 days after the stockholder vote. A director whose offered resignation is under consideration will abstain from any decision or recommendation regarding the offered resignation, but will otherwise continue to serve as a director until our Board of Directors makes its determination regarding the offered resignation. We will publicly disclose our Board of Directors’ decision regarding the tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of I. Marie Wadecki and Gregory J. Gluchowski, Jr. set forth in this proxy statement, (2) “for” the ratification of the appointment of Grant

2022 Proxy Statement I 9

Voting and Other Matters

Thornton LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2023, (3) “for” the adoption of amendments to our certificate of incorporation to eliminate certain supermajority voting requirements, and (4) “for” the stockholder proposal on the declassification of the Board of Directors. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares in their discretion.

Revocability of Proxies

Any stockholder of record giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting electronically during the meeting (as provided under “Stockholders Entitled to Vote; Record Date; How to Vote”). Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2022 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We have provided a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 as filed with the SEC to each stockholder of record as of the record date. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at 1800 North Route Z, Suite A, Columbia, MO 65202.

10 I 2022 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the number of directors shall be not less than three nor more than twelve, the exact number of directors to be determined from time to time by resolution of our Board of Directors. The number of directors is currently fixed at seven.

Our Board of Directors approved amendments to our bylaws, effective as of September 25, 2021, which phase out of the classification of our Board of Directors over a three-year period. Until the 2024 annual meeting of our stockholders, our Board of Directors will be divided into three classes, as nearly equal in number as possible (subject to variances resulting from the phasing out of the classification of the Board of Directors), designated as Class I, Class II, and Class III. Commencing with our 2022 annual meeting of stockholders, directors of each class the term of which then expires will be elected to hold office for a one-year term or until the election and qualification of their respective successors in office (subject to their earlier death, resignation, disqualification, or removal) and any additional director elected due to an increase in the number of directors, will not be assigned to a class and will hold office until the election and qualification of such director’s successor at the next annual meeting of stockholders (subject to their earlier death, resignation, disqualification, or removal). From and after the 2024 annual meeting of stockholders, there will be no classification of the members of the Board of Directors, and each director will serve until the election and qualification of such director’s successor at the next annual meeting of stockholders or until his or her earlier death, resignation, disqualification, or removal.

Consistent with the requirements of our governance documents and upon the recommendation of the Nominations and Corporate Governance Committee, our Board of Directors has nominated each of I. Marie Wadecki and Gregory J. Gluchowski, Jr. for election for a new term as a director at the 2022 Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees listed below. Each of the nominees currently is a director of our company. In the event that either nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that either nominee will be unable or will decline to serve as a director.

Our Board of Directors recommends a vote “for” the nominees listed below.

2022 Proxy Statement I 11

Proposal One – Election of Directors

Our Board of Directors recommends a vote “for” the nominees listed below.

The following table sets forth, for the Class II director nominees to be voted on at the meeting and each person whose term of office as a director will continue after the meeting, certain information about them, including their ages as of the date of this Proxy Statement:

			Committee Membership
Name	Age	Position	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
Class II Directors for election at the 2022 Annual Meeting to terms expiring at the 2023 Annual Meeting of Stockholders
Gregory J. Gluchowski, Jr.	57	Director	X	Chair	X
I. Marie Wadecki	73	Director	X	X	Chair
Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Barry M. Monheit	75	Chairman of the Board		X	X
Luis G. Marconi	55	Director
Bradley T. Favreau	39	Director		X
Class I Director whose term expires at the 2024 Annual Meeting of Stockholders
Brian D. Murphy	38	President, Chief Executive Officer, and Director
Mary E. Gallagher	56	Director	Chair		X

There are no family relationships among any of our directors and executive officers.

12 I 2022 Proxy Statement

Proposal One – Election of Directors

Board of Directors

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the 2022 Annual Meeting.

Age: 75 Director Since: 2020 Committees: Compensation and Nominations and Corporate Governance Committees Chairman of the Board and Independent Director	Barry M. Monheit

Experience

Barry M. Monheit has served as a director of our company since the Separation. Mr. Monheit has served as a director of Smith & Wesson Brands, Inc., or SWBI, since February 2004. Mr. Monheit has been a Senior Managing Director of J.S. Held, LLC, an international consulting firm, since December 2020 when it acquired Simon Consulting, L.L.C., a consulting company providing services in forensic accounting, fraud investigations, receiverships and restructuring, and lost profit examinations where he served as a Senior Managing Director since July 2020. From December 2015 until September 2021, Mr. Monheit was Vice Chairman of the Board of That’s Eatertainment Corp. (formerly Modern Round Entertainment Corporation), a company formed to create an entertainment concept centered around virtual interactive experiences with food and beverage offerings, and was a principal of its predecessor, Modern Round LLC. From February 2014 until December 2015. Mr. Monheit served as the President and Chief Executive Officer of Quest Resource Holding Corporation, an environmental solutions company that serves as a single-service provider of recycling and environment-related programs, services, and information, from June 2011 until July 2013 and served as a director of that company or its predecessors from June 2011 until July 2019. Mr. Monheit served as a financial and operational consultant from April 2010 until June 2011. From May 2009 until April 2010, Mr. Monheit was a Senior Managing Director of FTI Palladium Partners, a financial consulting division of FTI Consulting, Inc., a New York Stock Exchange-listed global advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory, and economic environment. Mr. Monheit was a consultant focusing on financial and operational issues in the corporate restructuring field from January 2005 until May 2009. From July 1992 until January 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice.

Skills & Qualifications

We believe Mr. Monheit’s extensive experience in financial and operational consulting gained as an executive of major restructuring firms and his executive experience with major and emerging companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

2022 Proxy Statement I 13

Proposal One – Election of Directors

Age: 38 Director Since: 2020 President, Chief Executive Officer, and Director	Brian D. Murphy

Experience

Brian D. Murphy has served as the President and Chief Executive Officer and as a director of our company since the Separation in August 2020. Mr. Murphy served as Co-President and Co-Chief Executive Officer of SWBI from January 2020 until the Separation. Mr. Murphy served as President of the Outdoor Products & Accessories Segment of SWBI from May 2017 to January 2020. From December 2016 until May 2017, he was President of the Outdoor Recreation Division of SWBI, the activities of which were collapsed into Outdoor Product & Accessories. From February 2015 until December 2016, he was Vice President, Corporate Development of Vista Outdoor Inc., a publicly held designer, manufacturer, and marketer of outdoor sports and recreation products. From April 2013 until February 2015, Mr. Murphy was Director of Mergers & Acquisitions and Director of Financial Planning & Analysis for Alliant Techsystems, an aerospace, defense, and outdoor sporting goods company. Mr. Murphy held various management roles at McMaster-Carr Supply Company, a supplier of maintenance, repair, and operations materials to industrial and commercial facilities worldwide, from April 2011 until March 2013. From May 2006 until October 2010 he served as an investment banker with the publicly held firm Houlihan Lokey, where he advised companies in the areas of strategy, acquisitions, divestitures, recapitalizations, and restructuring.

Skills & Qualifications

We believe Mr. Murphy’s position as our President and Chief Executive Officer, his former position as the Co-President and Co-Chief Executive Officer of SWBI, and his former position as the President of the Company’s Outdoor Products & Accessories Segment; his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of our company; and his meaningful business career at major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

14 I 2022 Proxy Statement

Proposal One – Election of Directors

Age: 39 Director Since: 2022 Committee: Compensation Committee Independent Director	Bradley T. Favreau

Experience

Bradley T. Favreau was appointed as a director of our company in August 2022 and currently serves as Partner at Engine Capital, which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Mr. Favreau currently serves as a director of MYR Group Inc., a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada, where he serves on the Compensation Committee and the Nominating, Environmental, Social and Corporate Governance Committee. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG.

Skills & Qualifications

We believe Mr. Favreau’s board and financial experience as well as his investment firm background provide the requisite qualifications, skills, perspectives, and experience that make him qualified to serve on our Board of Directors.

2022 Proxy Statement I 15

Proposal One – Election of Directors

Age: 56 Director Since: 2020 Committee: Audit and Nominations and Corporate Governance Committees Independent Director	Mary E. Gallagher

Experience

Mary E. Gallagher has served as a director of our company since the Separation in August 2020. Since April 2021, Ms. Gallagher has served as a director of Leonardo DRS, which is a prime contractor, leading technology innovator and supplier of integrated products, services and support to military forces, intelligence agencies and defense contractors worldwide. Since March 2020, Ms. Gallagher has served as a director of Novaria Group, a leading manufacturer/supplier of specialty hardware, complex and highly engineered components and specialty processes for the aerospace and defense sector. Since August 2021, Ms. Gallagher has served as a director of IronNet (NYSE: IRNT) which merges industry leading cybersecurity products and services to deliver real time defense across global, private, and public sectors. From July 2016 to March 2018, Ms. Gallagher served as Chief Financial Officer of Wheels Up, a membership-based private aviation company. Prior to joining Wheels Up, Ms. Gallagher spent 12 years with United Technologies Corporation, a publicly held global leader in aerospace and building technologies. Ms. Gallagher held a variety of top financial roles at United Technologies Corporation, most recently as CFO of Sikorsky Aircraft Corporation from November 2013 to June 2016. From 1996 to 2004, Ms. Gallagher served as the Vice President Controller of Olin Corporation, a publicly held global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. Prior to joining Olin, Ms. Gallagher spent nine years with KPMG in various positions in the audit, mergers/acquisitions, consulting, and training groups.

Skills & Qualifications

We believe Ms. Gallagher’s extensive board experience and financial leadership positions as well as her background as a certified public accountant provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

16 I 2022 Proxy Statement

Proposal One – Election of Directors

Age: 57 Director Since: 2020 Committees: Audit, Compensation, and Nominations and Corporate Governance Committees Independent Director	Gregory J. Gluchowski, Jr.

Experience

Gregory J. Gluchowski, Jr. has served as a director of our company since the Separation. Mr. Gluchowski served as a director of SWBI from June 2015 until the Separation in August 2020. Since February 2021, Mr. Gluchowski has served as the President and Chief Executive Officer of Hampton Products International, a leading provider of residential, commercial, portable security and cargo management product solutions.  Previously, Mr. Gluchowski was President and Chief Executive Officer of The Hillman Group, Inc. (NASDAQ:HLMN), a $1.4 billion leading provider of hardware solutions focused on industry leading sales and service from September 2015 to September 2019. Prior to his role with Hillman, Mr. Gluchowski served for six years as President of the $1.2 billion Hardware and Home Improvement (HHI) division of Spectrum Brands Holdings, Inc. (NYSE:SPB) and a former division of Stanley Black and Decker. Mr. Gluchowski was Vice President, Global Operations of Black & Decker Corporation from October 2005 to December 2009; General Manager, Mexican Operations & Director North American Operations from March 2003 to September 2005; and General Manager, Kwikset Waynesboro Operation from January 2002 to June 2003. Prior to joining Black & Decker Corporation, Mr. Gluchowski served in various executive leadership positions with Phelps Dodge Corporation — Wire & Cable Group from 1988 to 2001, with his most recent position being Senior Vice President, Customer Satisfaction.  Mr. Gluchowski also served as a member of the Board of Directors of Milacron Holdings Corp., a New York Stock Exchange-listed industrial technology company serving the plastics processing industry from 2017 to 2019.

Skills & Qualifications

We believe Mr. Gluchowski’s extensive experience in consumer focused, high-volume manufacturing and sourced product companies with omni-channel distribution and his executive leadership of global businesses with over 7,000 employees provides the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

2022 Proxy Statement I 17

Proposal One – Election of Directors

Age: 56 Director Since: 2022 Independent Director	LUIS G. MARCONI

Experience

Luis G. Marconi has served as a director of our company since June 2022. Previously, Mr. Marconi served in a number of capacities at Hormel Foods for the 22-year -period from 2000 to 2022, most recently in the role of Group Vice President of the Grocery Products Division from September 2016 until June 2022, and prior to that as Vice President of Marketing, Grocery Products, from 2012 to 2016. Mr. Marconi began his career with The Quaker Oats Company in 1988, where he served for nearly 10 years in several marketing positions for the company’s Andean Region. He served as board member of MegaMex Foods, LLC, the Hormel Joint Venture with Herdez Del Fuerte Mexico, from 2012 until 2021. He also served as board member of other Hormel related Joint Ventures, such as Carapelli LLC from 2007 until 2009, and Hormel Cinta Azul LLC from 2001 until 2005. Mr. Marconi also served on the boards for the not-for-profits Welcome Center, from 2019 to 2022, and the University of Wisconsin International Business Program, from 2007 to 2008.

Skills & Qualifications

We believe that Mr. Marconi’s extensive leadership experience, including over 34 years leading and growing consumer brands in the United States and Latin America, combined with his depth in strategy, mergers and acquisitions, joint ventures, and board governance, provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

18 I 2022 Proxy Statement

Proposal One – Election of Directors

Age: 73 Director Since: 2020 Committees: Audit, Compensation, and Nominations and Corporate Governance Committees Independent Director	I. Marie Wadecki

Experience

I. Marie Wadecki has served as a director of our company since the Separation in August 2020. Ms. Wadecki served as a director of SWBI from September 2002 until the Separation. Ms. Wadecki served as the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based $3.5 billion eight-hospital health care system, from January 2001 until her retirement in September 2007. Ms. Wadecki was employed by McLaren for more than 30 years, holding positions of increasing responsibility. Ms. Wadecki has served on the McLaren Flint Foundation Board of Trustees since November 2008. From October 2012 to July 2020, Ms. Wadecki served as a member of the board of directors of Quest Resource Holding Corporation., an environmental solutions company that serves as a single-service provider of recycling and environment-related programs, services, and information where she served as a member and Chairperson of the Nominations and Corporate Governance Committee, and a member of the Audit Committee. Ms. Wadecki is a member of the National Association of Corporate Directors, the American College of Healthcare Executives, and Women Corporate Directors. Ms. Wadecki is recognized as a Board Leadership Fellow by the National Association of Corporate Directors, which is an organization devoted to advancing exemplary board leadership by providing support and educational opportunities to directors and boards.

Skills & Qualifications

We believe Ms. Wadecki’s long employment history with a major health care organization, her financial background, and her corporate governance expertise provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

2022 Proxy Statement I 19

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Marconi, Monheit, Gluchowski, and Favreau and Mses. Gallagher and Wadecki are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market, or Nasdaq, and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mr. Murphy is an employee director.

Committee Charters, Corporate Governance Guidelines, and Codes

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.AOB.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of our Board of Directors serves as the presiding director of such executive sessions.

Board Structure

Our Amended and Restated Bylaws provide that our Board of Directors is divided into three classes serving three-year staggered terms. Our Board of Directors approved changes to our bylaws, effective as of September 25, 2021, which phase out of the classification of our Board of Directors over a three-year period. Until the 2024 annual meeting of stockholders, our Board will be divided into three classes, as nearly equal in number as possible (subject to variances resulting from the phasing out of the classification of the Board of Directors), designated as Class I, Class II, and Class III. Commencing with our 2022 annual meeting of stockholders, directors of each class the term of which then expires will be elected to hold office for a one-year term, and any additional director elected due to an increase in the number of directors, will not be assigned to a class and will hold office until the election and qualification of such director’s successor at the next annual meeting of stockholders. From and after the 2024 annual meeting of stockholders, there will be no classification of the members of the Board of Directors, and each director will serve until the election and qualification of such director’s successor at the next annual meeting of stockholders or until his or her earlier death, resignation, disqualification, or removal. This classification of the Board of Directors may delay or prevent a change in control of our company or our management.

20 I 2022 Proxy Statement

Corporate Governance

Members of the Board of Directors are divided into the following classes:

Name	Class I	Class II	Class III
Bradley T. Favreau			X
Mary E. Gallagher	X
Gregory J. Gluchowski, Jr.		X
Luis G. Marconi			X
Barry M. Monheit			X
Brian D. Murphy	X
I. Marie Wadecki		X

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

THE AUDIT COMMITTEE

The purpose of the Audit Committee includes overseeing the financial and reporting processes of our company and the audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates, also referred to as related-person transactions.

The Audit Committee currently consists of Mses. Gallagher and Wadecki and Mr. Gluchowski. Our Board of Directors has determined that each of Mses. Gallagher and Wadecki and Mr. Gluchowski, whose backgrounds are described above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Ms. Gallagher chairs the Audit Committee.

THE COMPENSATION COMMITTEE

The purpose of the Compensation Committee includes determining, or, when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently makes all decisions with respect to executive compensation. The Compensation Committee currently consists of Messrs. Favreau, Gluchowski and Monheit and Ms. Wadecki. Mr. Gluchowski chairs the Compensation Committee.

THE NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, the development and recommendation to our Board of Directors of corporate governance principles applicable to our company,

2022 Proxy Statement I 21

Corporate Governance

and the assistance to the Board of Directors in fulfilling the oversight responsibilities of the Board with various ESG matters. The Nominations and Corporate Governance Committee currently consists of Messrs. Gluchowski and Monheit and Mses. Wadecki and Gallagher. Ms. Wadecki chairs the Nominations and Corporate Governance Committee.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary at the address of our executive offices set forth in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, securities repurchases, debt and equity placements, and product introductions. In addition, our Board of Directors regularly receives reports from our Chief Counsel and Chief Compliance Officer.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees our financial and reporting processes and the audit of our financial statements and provides assistance to our Board of Directors with respect to the oversight and integrity of our financial statements, our compliance with legal and regulatory matters, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as Board independence, conflicts of interest of members of the Board of Directors and executive officers, ESG, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability,

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Corporate Governance

and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

Board Diversity Matrix (As of August 8, 2022)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

All of our directors have held senior-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board.

We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Director and Officer Derivative Trading and Hedging

We have a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in derivatives trading and hedging involving our securities or pledging or margining our common stock.

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Corporate Governance

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors and executive officers. Our non-employee directors and executive officers are required to own shares of our common stock or share equivalents with a value equal to at least the lesser of the following:

•	Non-Employee Directors	-	Three times cash retainer or 13,125 shares or share equivalents
•	Chief Executive Officer	-	Three times base salary or 93,750 shares or share equivalents
•	Chief Financial Officer	-	Two times base salary or 43,750 shares or share equivalents
•	Other Executive Officers	-	Two times base salary or 31,250 shares or share equivalents

Each individual has five years from the later of the date of adoption of these guidelines or the date of appointment of the individual as a director or an executive officer to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our executive officers and members of our Board of Directors with our stockholders.

Stock ownership generally includes the shares directly owned by the individual (including any shares over which the individual has sole ownership, voting, or investment power); the number of shares owned by the individual’s minor children and spouse and by other related individuals and entities over whose shares the individual has custody, voting control, or power of disposition; shares underlying restricted stock units, or RSUs, that have vested and are deliverable or will be vested and deliverable within 60 days; shares underlying performance-based restricted stock units, or PSUs, that have vested but are not deliverable within 60 days if the performance requirements have been satisfied; and shares held in trust for the benefit of the individual or the individual’s immediate family members.

If an individual achieves the required ownership level on the first day of any fiscal year, the value of the individual’s stock ownership on that date will be converted into a number of shares to be maintained in the future by dividing the value of such stock ownership by the price of our common stock on the prior day, which is the last day of the preceding fiscal year.

The failure to satisfy the required ownership level may result in the ineligibility of the individual to receive stock-based compensation in the case of an executive officer or director or the inability to be a nominee for election to our Board of Directors in the case of a director.

Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of our Board of Directors.

Whistleblower Policy

We maintain a Whistleblower Policy covering the policies and procedures for (i) the receipt, retention, and treatment of complaints that we receive regarding accounting, internal controls, or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

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Corporate Governance

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended April 30, 2022, Messrs. Gluchowski and Monheit and Ms. Wadecki served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during such fiscal year except as directors. During our fiscal year ended April 30, 2022, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our Board of Directors or Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of 12 meetings during the fiscal year ended April 30, 2022. During the fiscal year ended April 30, 2022, the Audit Committee held eight meetings, the Compensation Committee held six meetings, and the Nominations and Corporate Governance Committee held eight meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders.

Majority Voting for Directors

In accordance with our director resignation policy, an incumbent director who does not receive the requisite majority of votes cast in an uncontested election is expected to submit his or her offer of resignation to our Board of Directors. Our Board of Directors, upon recommendation of the Nominations and Corporate Governance Committee, will make a determination as to whether to accept or reject the offered resignation within 90 days after the stockholder vote. A director whose offered resignation is under consideration will abstain from any decision or recommendation regarding the offered resignation, but will otherwise continue to serve as a director until our Board of Directors makes its determination regarding the offered resignation. We will publicly disclose our Board of Directors’ decision regarding the tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC.

Investor Engagement

Our relationship with our stockholders is an important part of our corporate governance commitment. We meet with a broad base of investors throughout the year to discuss strategy and other important matters, including executive compensation. We consider investor feedback on emerging issues, which allows us to better understand our stockholders’ priorities and perspectives. This year-round engagement process provides us with useful input concerning our corporate strategy, including our ESG strategy, and enables us to consider developments proactively and to act responsibly.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various Board committees, by submitting a letter addressed to the Board of Directors of American Outdoor Brands, Inc., c/o any specified individual director or directors, at the address of our executive offices set forth in this proxy statement. Any such letters will be sent to the indicated directors.

2022 Proxy Statement I 25

EXECUTIVE COMPENSATION

Overview

The following tables and discussion relate to the compensation paid to or earned by Brian D. Murphy, our President and Chief Executive Officer and our one other executive officer who was serving as an executive officer on April 30, 2022, H. Andrew Fulmer, our Executive Vice President, Chief Financial Officer, and Treasurer. Messrs. Murphy and Fulmer are collectively referred to in this information statement as our “named executive officers.”

Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The charter of the Compensation Committee authorizes the Compensation Committee to determine and approve, or to make recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers. Our Board of Directors has authorized the Compensation Committee to make all decisions with respect to such executive compensation. Among other things, the Compensation Committee is authorized to determine and approve the base salary of our Chief Executive Officer and other executive officers. Additionally, the Compensation Committee establishes annual cash and stock-based compensation programs for our Chief Executive Officer and other executive officers, providing our executives with variable compensation opportunities, a majority of which are based on the achievement of key operating measures, determined at the beginning of the fiscal year, tying pay to performance. Once the Compensation Committee determines key operating measures for the forthcoming fiscal year, the measures generally are not subject to material changes during the fiscal year. The Compensation Committee, with advice from its independent compensation consultant, also determines the compensation of our Board of Directors.

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the requirements of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.

Our executive compensation program is comprised of base salary, annual performance-based cash incentive compensation, and stock-based compensation.

Base Salary

We have an employment agreement with Mr. Murphy, pursuant to which he receives a base salary. For fiscal year 2022, the Compensation Committee increased the base salaries of Messrs. Murphy and Fulmer as follows:

Name	Annual Fiscal 2021 Base Salary	Annual Fiscal 2022 Base Salary

Brian D. Murphy	$500,000	$535,000
H. Andrew Fulmer	$350,000	$365,000

Annual Cash Incentive Bonuses

We maintain a performance-based cash incentive compensation plan for our executive officers with performance objectives based primarily on the financial results of our company, using Revenue and Adjusted EBITDAS as performance metrics. The amounts earned pursuant to the performance-based cash incentive compensation plan are calculated and paid to our named executive officers in the fiscal year following when they are earned.

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Executive Compensation

Performance Goals

The financial performance metrics established under the fiscal 2022 program were as follows:

Performance Metrics	Target Performance (in 000’s)	Potential Maximum Payout of Target Bonus	Performance Required to Earn Maximum Payout (as a % of Target Performance)

Revenue	$290,000	200.0%	110.3%
Adjusted EBITDAS	$47,723	200.0%	115.0%

The failure to reach the threshold metric of at least $40,565, or 85% of Target, for the Adjusted EBITDAS metric for our company would result in no bonus payments regardless of the achievement of the revenue metrics. In fiscal 2022, consolidated net sales and Adjusted EBITDAS, for purposes of compensation, were $247.5 million and $35.0 million, respectively. Therefore, for fiscal year 2022, none of our executive officers received cash incentive bonuses for financial performance because we did not achieve our pre-established financial performance targets under the cash incentive program.

The table below sets forth for each named executive officer the annual fiscal 2022 base salary, the target bonus percentage, the annualized target cash bonus opportunity, and the actual bonus paid for fiscal 2022:

Name	Annual Fiscal 2022 Base Salary	Target Bonus Percentage	Annualized Target Cash Bonus Opportunity	Actual Bonus Paid for Fiscal 2022

Brian D. Murphy	$535,000	100.0%	$535,000	$—
H. Andrew Fulmer	$365,000	65.0%	$237,250	$—

Long-Term Incentive Compensation

The stock-based awards granted to our executive officers in fiscal 2022 consisted of a 50/50 mix of service-based restricted stock units, or RSUs, and performance-based RSUs, or PSUs.

PSUs

During fiscal year 2022, we granted the following PSUs to our named executive officers:

Name	PSUs at Threshold	PSUs at Target	PSUs at Maximum

Brian D. Murphy	7,148	18,813	37,626
H. Andrew Fulmer	1,966	5,174	10,348

These PSUs are earned and vest based on the relative performance of our common stock against the Russell 2000, or RUT, over the approximately three-year period following the date of grant. If the relative performance of our common stock (measured based on the average closing price of our common stock during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of our common stock during the 90-calendar-day-period immediately following the date of grant) does not equal or exceed the relative performance of the RUT (measured based on the average closing price of the RUT during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of the RUT during the 90-calendar-day-period immediately following the date of grant), then no PSUs subject to the awards will be earned and vest. If the relative performance of our common stock equals the relative performance of the RUT, then 38% of the PSUs subject to the awards (at target) will be earned and vest, or the threshold award. If the relative performance of our common stock exceeds the relative performance of the RUT by up to five points, then the PSUs subject to the awards will be earned and vest on a straight-line basis from the threshold award level up to the target award level, with 100% of the PSUs subject to the awards (the target number

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of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by five points. If the relative performance of our common stock exceeds the relative performance of the RUT by over five points up to a level of 10 points, then the PSUs subject to the awards will be earned and vest on a straight-line basis up to the maximum award, with 200% of the PSUs subject to the awards (the maximum number of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by 10 points or more.

The underlying shares of our common stock earned, if any, related to these PSUs will be delivered on the ending date of the performance period.

RSUs

During fiscal year 2022, we granted the following RSUs to our named executive officers:

Name	RSUs

Brian D. Murphy	18,813
H. Andrew Fulmer	5,174

The RSUs vest one-fourth following each of the first, second, third, and fourth anniversaries of the date of grant.

Fiscal 2022 Summary Compensation Table

The following table sets forth, for the fiscal years ended April 30, 2022 and 2021, information with respect to compensation for services in all capacities by our named executive officers. The compensation paid and stock-based compensation granted during the period in fiscal 2021 prior to the Separation were paid or granted by our former parent.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total (5)

Brian D. Murphy	2022	$535,000	$—	$1,061,629	$—	$—	$52,662	$1,649,291
President and Chief Executive Officer	2021	$500,000	$—	$1,064,258	$—	$1,000,000	$83,793	$2,648,051

H. Andrew Fulmer	2022	$365,000	$—	$291,917	$—	$—	$36,976	$693,893
Executive Vice President, Chief Financial Officer, and Treasurer	2021	$350,000	$25,000	$279,363	$—	$455,000	$61,950	$1,171,313

(1)	The amounts shown in this column, if any, represent discretionary bonuses.
(2)

The amounts shown in this column represent the grant date fair value for PSUs and RSUs granted to the named executive officers during the covered year calculated in accordance with ASC Topic 718 excluding the effect of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 – Stock-Based Compensation to our consolidated financial statements, which are included in its Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2022.

Set forth below is the maximum value for the PSUs granted to our named executive officers during fiscal 2022 (i.e., 200% of the target award value).

Name	Stock Awards – Maximum Value of PSUs

Brian D. Murphy	$1,128,027
H. Andrew Fulmer	$310,233

(3)

The amounts shown in this column constitute payments made, if any, under our 2022 annual performance-based cash incentive compensation programs. These amounts were calculated and paid to our named executive officers in the fiscal year following when they were earned.

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(4)	All Other Compensation consisted of the following for fiscal 2022:

Name	Car Allowance	Reimbursement for Insurance Premiums	Matching Contributions to Defined Contribution Plan	Payments Under Profit Sharing Plan (7)	Relocation Expenses	Severance Payments	Other	Total (5)

Brian D. Murphy	$18,000	$9,974	$4,321	$19,090	$—	$—	$1,277	$52,662
H. Andrew Fulmer	$10,800	$—	$6,309	$19,090	$—	$—	$777	$36,976

(5)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information with respect to outstanding equity awards of our company held by our named executive officers as of April 30, 2022.

	Stock Awards
		Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Grant Date	Not Vested (1)	Vested (2)	Vested (1)		Vested (2)

Brian D. Murphy	04/26/2018	812(4)	$10,231	—		$—
	04/30/2019	1,624(4)	$20,462	7,200	(7)	$90,720
	04/06/2020	8,413(4)	$106,004	22,434	(7)	$282,668
	09/08/2020	28,194(5)	$355,244	75,186	(8)	$947,344
	05/03/2021	18,813(6)	$237,044	37,626	(9)	$474,088
H. Andrew Fulmer	06/15/2018	286(3)	$3,604	—		$—
	06/15/2019	572(3)	$7,207	—		$—
	04/06/2020	3,003(4)	$37,838	8,012	(7)	$100,951
	09/08/2020	7,401(5)	$93,253	19,736	(8)	$248,674
	05/03/2021	5,174(6)	$65,192	10,348	(9)	130,385

(1)

For Messrs. Murphy and Fulmer, RSUs and PSUs with a grant date prior to August 24, 2020 reflect the portion of such awards for our company following the Separation.  With respect to each such award, there is also an outstanding counterpart award of our former parent. For more information regarding the treatment of equity compensation awards in connection with the Separation, see Appendix B.

(2)

The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable.

(3)

One-fourth of the RSUs vest following each of the first, second, third, and fourth anniversaries of the date of grant, and the underlying shares of common stock are deliverable on each anniversary of the applicable vesting date.

(4)

One-fourth of the RSUs vest on May 1 following each of the first, second, third, and fourth anniversaries of the date of grant, and the underlying shares of common stock are deliverable on each anniversary of the applicable vesting date.

(5)	One-fourth of the RSUs vest and deliver following each of the first, second, third, and fourth anniversaries of the date of grant. These RSUs were granted in connection with the Separation.
(6)	One-fourth of the RSUs vest and deliver following each of the first, second, third, and fourth anniversaries of the date of grant.
(7)

These PSUs vest based on market cap performance over the approximately three-year performance period following the date of grant and are reported at the maximum level of award. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value.

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(8)

These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year performance period following the date of grant and are reported at the maximum level of award. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. These PSUs were granted in connection with the Separation.

(9)

These PSUs vest based on the relative performance of our common stock against the Russell 2000, or RUT, over the approximately three-year performance period following the date of grant and are reported at the maximum level of award. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value.

Retirement Plans

We maintain our Profit Sharing and Investment Plan, or 401(k) Plan, a retirement plan intended to be tax-qualified under Section 401(a) of the Code and under which 401(k), Roth, matching, and discretionary profit-sharing contributions are authorized. All profit-sharing contributions vest immediately and all matching contributions vest 50% after one year and 100% after two years. The plan covers substantially all of our employees, including our executive officers, subject to meeting applicable eligibility requirements.

Employees become eligible to make 401(k) and Roth contributions and to receive matching contributions on the first day of the month after their date of hire. Subject to certain Code limitations, the plan permits non-highly compensated employees to make 401(k) and Roth contributions of up to 100% of their eligible compensation and for the plan year ended April 30, 2022. Subject to certain Code limitations, we make discretionary matching contributions with respect to our employees’ 401(k) and Roth contributions. For the plan years ended April 30, 2022 and 2021, we made matching contributions equal to 50% of participants’ 401(k) and Roth contributions, up to 6% of their eligible compensation.

Employees become eligible to receive profit sharing contributions on the first day of the plan year subsequent to the date on which they complete one year of eligible service and must be employed on the last day of the plan year, in order to receive a profit-sharing contribution, if any, for that plan year. For the fiscal year ended April 30, 2022, we made profit sharing contributions of $819,000 compared with $1.7 million for the previous fiscal year.

PENSION BENEFITS

We do not offer any defined benefit pension plan to any of our executive officers.

Employment Agreements and Severance Arrangements with Our Named Executive Officers

EMPLOYMENT AGREEMENT WITH MR. MURPHY

Under the terms of the employment agreement with Mr. Murphy, he is entitled to an annual base salary of $500,000 (subject to annual review by our Board of Directors or a committee thereof for increase based on our performance or the performance of Mr. Murphy). Mr. Murphy is also eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by our Board of Directors or a committee thereof, and to receive annual and periodic stock-based compensation awards as determined by our Board of Directors or a committee thereof. Mr. Murphy is entitled to receive other standard benefits, including participation in any group insurance, pension, retirement, vacation, expense reimbursement, relocation program, and other plans, programs, and benefits approved by our Board of Directors or a committee thereof and made available from time to time to our other executive employees; and certain insurance benefits (including the reimbursement of reasonable insurance premiums for a key person term-insurance policy on the life of Mr. Murphy with beneficiaries selected by Mr. Murphy).

If we unilaterally terminate Mr. Murphy’s employment without cause, Mr. Murphy will receive (i) his base salary for a period of 18 months after such termination; (ii) a pro rata portion of his annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then applicable executive annual cash incentive program; (iii) at our option, either (x) coverage under our medical plan to the extent

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provided for Mr. Murphy pursuant to the employment agreement at the termination, such benefits to be received for a period of 18 months after the termination, or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period; and (iv) a vested pro rata portion of stock-based awards scheduled to vest in the fiscal year of the termination.

If Mr. Murphy’s employment is terminated by reason of his death or disability, if Mr. Murphy unilaterally terminates his employment without cause, or if Mr. Murphy engages in an act or acts involving a crime, moral turpitude, fraud, or dishonesty, or he willfully violates in a material respect our corporate governance guidelines, code of conduct, or code of ethics for the chief executive officer and senior financial officers, Mr. Murphy shall receive no further compensation under the employment agreement.

If Mr. Murphy’s employment is terminated by reason of his death or disability, if we unilaterally terminate Mr. Murphy’s employment without cause, or if Mr. Murphy voluntarily terminates his employment following a qualifying change in control event as described below, the employment agreement provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of our Board of Directors or a committee thereof, at the time such bonuses are paid to our other employees.

The employment agreement provides that, in the event of a change in control of our company (as defined in the employment agreement), Mr. Murphy may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of the employment agreement remain in full force and effect and (ii) Mr. Murphy suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Murphy will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the chief executive officer of the company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates Mr. Murphy’s employment or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Murphy terminates his employment due to a change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (A) his base salary for a period of 18 months after such termination; (B) an amount equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination; and (C) at our option, either (x) coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 18 months after such termination or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Mr. Murphy in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

The employment agreement further prohibits Mr. Murphy from competing with us for a period equal to 18 months following the termination of his employment with us, regardless of the reason therefor, in any state or other geographical area in which we sell products or provide services during Mr. Murphy’s employment with us. The employment agreement also prohibits Mr. Murphy from soliciting, seeking to hire, or hiring any person or persons who is employed by or was employed by us within 12 months of Mr. Murphy’s termination of his employment for a period equal to 18 months following the termination of his employment with us.

EXECUTIVE SEVERANCE PAY PLAN

The Executive Severance Pay Plan, which we refer to as the Executive Severance Plan, is in effect for the benefit of any officer of our company or any officer of an affiliate that is selected by the plan administrator (which is the Compensation Committee) in its sole and absolute discretion.

Pursuant to the Executive Severance Plan, if we terminate a participating executive without Good Cause (other than due to death or disability) or a participating executive resigns for Good Reason (each as defined

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in the Executive Severance Plan), he or she will be eligible to receive the following payments and benefits, subject to the terms and conditions set out the Executive Severance Plan: (a) the participating executive’s base salary for a period of the greater of (i) 26 weeks or (ii) the period designated for the participating executive by the administrator, in each case following the effective date of such termination or resignation; (b) a portion of the participating executive’s annual cash bonus for the fiscal year in which the  termination occurs to the extent earned under the then applicable Executive Annual Cash Incentive Program in which the participating executive participates, such amount to be calculated based on the amount that would have been paid for such fiscal year in the absence of the termination multiplied by the fraction, the numerator of which is the number of days in such fiscal year prior to the effective date of the termination and the denominator of which is 360 and such amount to be paid in accordance with the provisions of such Executive Severance Plan; and (c) in the event the participating executive elects such coverage, reimbursement for the cost of continuation coverage pursuant to COBRA during the period described in (a) above for the participating executive and his or her eligible dependents.

In addition, pursuant to the Executive Severance Plan, if we terminate a participating executive during a Potential Change in Control Protection Period or Change in Control Protection Period without Good Cause (other than due to death or disability) or a participating executive resigns following an Adverse Change in Control Effect (each as defined in the Executive Severance Plan), he or she will be eligible to receive the following payments and benefits, subject to the terms and conditions set out in the Executive Severance Plan: (a) the participating executive’s base salary for a period of the greater of (i) 52 weeks or (ii) the period designated for the participating executive by the administrator, in each case following the effective date of such termination or resignation; (b) a lump sum cash payment equal to the average of the cash bonus paid to the participating executive for each of the two fiscal years immediately preceding the termination or resignation; (c) all unvested equity-based compensation held by the participating executive at the time of the termination or resignation that was granted to the participating executive in his or her capacity as an employee after the effective date of the Executive Severance Plan will vest as of the effective date of such termination or resignation; and (d) in the event the participating executive elects such coverage, reimbursement for the cost of continuation coverage pursuant to COBRA during the period described in (a) above for the participating executive and his or her eligible dependents.

Our obligations under the Executive Severance Plan are contingent upon (i) the participating executive executing (and not revoking during any applicable revocation period) and not violating any provision of a valid and enforceable full and unconditional release of all claims against us or any of our affiliates, and (ii) the participating executive’s full compliance with any and all non-competition, non-solicitation, and similar agreements by which the participating executive was bound as of the effective date of his or her termination or resignation.

In addition, the Executive Severance Plan restricts the participating executive from (i) competing with us within the Restricted Territory (as defined in the Executive Severance Plan) during his or her employment with us and for the period equal to the longer of six months after the termination of his or her employment, or the period during which he or she receives cash severance pursuant to the Executive Severance Plan, and (ii) soliciting for employment, seeking to hire, or hiring any person or persons who is employed by or was employed by us within 12 months of the termination of the participating executive’s employment for the purpose of having any such person engage in services that are the same as or similar or related to the services that such person provided for us for a period of 12 months after the termination of his or her employment. The Executive Severance Plan requires the participating executive to (i) maintain in strict secrecy all Confidential Information (as defined in the Executive Severance Plan) obtained by the participating executive in the course of his or her employment; (ii) return to us, upon the termination of his or her employment, books, records, papers, equipment, and all other materials that may contain Confidential Information relating to our business; and (iii) disclose promptly to us all ideas, designs, processes, and improvements relating to our business conceived during his or her employment with our company or within six months thereafter.

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2020 Employee Stock Purchase Plan

Our 2020 Employee Stock Purchase Plan is intended to provide our employees with an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors, and approved by our sole stockholder, in August 2020.

The number of shares of our common stock available for sale under our 2020 Employee Stock Purchase Plan is equal to 419,253 shares, plus the lesser of (i) 1% of the number of shares of our common stock outstanding as of the end of each of our fiscal years or (ii) such number of shares as determined by our Board of Directors or a Board committee designated by our Board of Directors. The plan is currently administered by our Board of Directors. Under the plan’s terms, however, our Board of Directors may appoint a committee to administer the plan, which we refer to as the Plan Committee. The plan grants broad authority to our Board of Directors or the Plan Committee to administer and interpret the plan.

The plan permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive 12-month offering periods, with two six-month purchase or exercise periods within the offering periods. Employees may purchase shares of common stock pursuant to the plan at a favorable price and possibly with favorable tax consequences. All employees of our company or of those subsidiaries, designated by our Board of Directors, who are regularly scheduled to work at least 20 hours per week for more than five months per calendar year, are eligible to participate in the plan. However, an employee will not be granted an option under the plan if immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the plan, possessing 5% or more of the total combined voting power or value of our common stock, or participation in the plan would permit such employee’s rights to purchase our common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of our common stock for each calendar year in which such option is outstanding.

The plan is implemented in a series of successive offering periods, each with a maximum duration of 12 months. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a 12-month offering period, then that offering period will automatically terminate, and a new 12-month offering period will begin on the next business day. Each offering period will begin on the April 1 or October 1, as applicable, immediately following the end of the previous offering period.

Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% (or such greater percentage as the Plan Committee may establish from time to time before the first day of an offering period) of the participant’s eligible compensation on each payroll date. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the plan. To the extent necessary to comply with Section 423 of the Code, the Plan Committee may reduce a participant’s payroll deduction percentage to 0% at such time during any purchase period scheduled to end during the current calendar year when the participant’s aggregate payroll deductions for the calendar year exceeds $25,000 multiplied by the applicable percentage (i.e., 85%).

Under the plan, the maximum number of shares that a participant may purchase during any exercise period is 2,500 shares. In addition, the IRS has established a calendar year maximum purchase equal to a total value of $25,000 in shares, based on the fair market value on the first day of the exercise period. A participant will have no interest or voting right in shares of our common stock covered by the participant’s option until such option has been exercised. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.

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The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the Plan Committee. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under the plan will be assumed or an equivalent option substituted by the successor corporation, unless the Plan Committee, in its sole discretion, accelerates the date on which the options may be exercised.

The plan will remain in effect until the earliest of (a) the exercise date that participants become entitled to purchase a number of shares greater than the number of reserved shares available for purchase under the plan, (b) such date as is determined by the Board of Directors in its discretion, or (c) August 21, 2030.

The Board of Directors or the Plan Committee may amend the plan at any time, provided that such amendment may not adversely affect the rights of any participant with respect to previously granted options and the plan may not be amended if such amendment would in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Board of Directors will obtain stockholder approval for an amendment.

Our stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.

2020 Incentive Compensation Plan

Our 2020 Incentive Stock Plan was adopted by our Board of Directors, and approved by our sole stockholder, in August 2020. The plan is designed to assist our company and our subsidiaries and other designated affiliates, which we refer to as Related Entities, in attracting, motivating, retaining (including through designated retention awards), and rewarding high-quality executives, employees, officers, directors, and individual consultants who provide services to our company or our Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Under the plan, we may grant stock options, SARs, restricted stock, RSUs, shares granted as a bonus or in lieu of another award, dividend equivalents, and other stock-based awards or performance awards. The persons eligible to receive awards under the plan consist of officers, directors, employees, and consultants of our company who are natural persons providing bona fide services to our company or any of our Related Entities and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for shares of our common stock. The material features of the plan are outlined below.

Shares available for awards; adjustments. The aggregate number of shares of common stock available for issuance under the plan is 1,397,510 shares, plus the lesser of (i) 2% of the number of shares outstanding as of the end of each of our fiscal years or (ii) such lesser number of shares as the Compensation Committee may determine. We expect any shares that are subject to an award under the plan will be counted against this limit as one share for every one share granted.

If any shares subject to (i) any award under the plan, or after the effective date of the plan are forfeited, expire, or otherwise terminate without issuance of such shares, (ii) any shares subject to any award that are withheld to satisfy the applicable withholding taxes resulting from the grant, exercise, and/or vesting of

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such award, or (iii) any award under the plan that could have been settled with shares is settled for cash or otherwise does not result in the issuance of all or a portion of the shares, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, again be available for delivery with respect to awards under the plan.

Any share that again becomes available for delivery pursuant to the provisions described above will be added back as one share.

The administrator of the plan is authorized to adjust the limitations on the number of shares of common stock available for issuance under the plan and the individual limitations on the amount of certain awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and will adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) to the extent it deems equitable in the event that any extraordinary dividend or other distribution (whether in cash, shares of common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate.

Administration. The plan is to be administered by the Compensation Committee of our Board of Directors; except, if our Board of Directors fails to designate a Compensation Committee or if there are no longer any members on the Compensation Committee so designated by our Board of Directors, or for any other reason determined by our Board of Directors, then our Board of Directors will serve as the committee. Subject to the terms of the plan, our Compensation Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the plan, construe and interpret the plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as our Compensation Committee may deem necessary or advisable for the administration of the plan.

Stock options and stock appreciation rights. Our Compensation Committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by our Compensation Committee, provided that the exercise price per share of an option and the grant price per share of a SAR will be no less than 100% of the fair market value of a share of our common stock on the date such option or SAR is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of our common stock on the date such ISO is granted.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by our Compensation Committee, except that no option or SAR may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and SARs are determined by our Compensation Committee. Our Compensation Committee, thus, has the discretion to permit the exercise price of options awarded under the plan to be paid in cash, shares, other awards or other property (including loans to participants).

Restricted stock. Our Compensation Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our common stock, which are subject to such risks of forfeiture and other restrictions as our Compensation Committee may impose, including time or performance restrictions or both. A

2022 Proxy Statement I 35

Executive Compensation

participant granted restricted stock generally has all of the rights of a stockholder of our company (including voting and dividend rights), unless otherwise determined by our Compensation Committee.

Restricted stock units. Our Compensation Committee is authorized to grant restricted stock units, or RSUs. An award of RSUs confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the specified number of shares covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as our Compensation Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted.

Dividend equivalents. Our Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted in connection with another award (other than stock options and SARs), may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards, or otherwise as specified by our Compensation Committee.

Shares granted as a bonus or in lieu of another award. Our Compensation Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards authorized under the plan in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements.

Other stock-based awards. Our Compensation Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Our Compensation Committee determines the terms and conditions of such awards.

Performance awards. Our Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by our Compensation Committee. performance criteria to be achieved during any performance period and the length of the performance period will be determined by our Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by our Compensation Committee.

Other terms of awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property, in the discretion of our Compensation Committee. Our Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as our Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. Our Compensation Committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. Our Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that our Compensation Committee may, in its discretion, permit transfers subject to any terms and conditions our Compensation Committee may impose thereon.

Acceleration of vesting; change in control. Subject to certain limitations contained in the plan, including those described in the following paragraph, our Compensation Committee may, in its discretion, accelerate

36 I 2022 Proxy Statement

Executive Compensation

the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of our company, as defined in the plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will not lapse, and any performance goals and conditions applicable to an award will not be deemed to have been met, as of the time of the change in control, unless either (i) we are the surviving entity in the change in control and the award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company does not assume or substitute for the applicable award, as determined in accordance with the terms of the plan. In the event of a change in control and either, (i) we are the surviving entity in the change in control and the award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company does not assume or substitute for the applicable award, as determined in accordance with the terms of the plan, the applicable award agreement may provide that any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will lapse, and any performance goals and conditions applicable to an award shall be deemed to have been met, as of the time of the change in control. If the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or the successor company assumes or substitutes for the applicable award, as determined in accordance with the plan, the applicable award agreement may provide that with respect to each award held by such participant at the time of the change in control, in the event a participant’s employment is terminated without “cause” by our company or any Related Entity or by such successor company or by the participant for “good reason,” as those terms are defined in the plan, within 24 months following such change in control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such award will lapse, and any performance goals and conditions applicable to each such award will be deemed to have been met, as of the date on which the participant’s employment is terminated.

Amendment and termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the plan or our Compensation Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted; provided that, except as otherwise permitted by the plan or an award agreement, without the consent of an affected participant, no such action by our Board of Directors may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award. The plan will terminate at the earliest of (i) such time as no shares of common stock remain available for issuance under the plan, (ii) termination of the plan by our Board of Directors, or (iii) the tenth anniversary of the effective date of the plan.

Cooperation Agreement

On August 7, 2022, we entered into a cooperation agreement (the “Cooperation Agreement”) with Engine Capital, L.P. (collectively with its affiliates, the “Engine Group”). Pursuant to the Cooperation Agreement, the Engine Group withdrew its nomination notice to nominate candidates for election to the Board of Directors of the Company at the 2022 Annual Meeting. In addition, the Board expanded the size of the Board from six to seven members, and appointed Bradley T. Favreau to the Board for a term expiring at the Company’s 2023 Annual Meeting of Stockholders.

The Engine Group has agreed to certain customary standstill provisions and other covenants, including, among others, withdrawing their proposed director candidates for election at the 2022 Annual Meeting and to vote in favor of our proposed slate of directors at the 2022 Annual Meeting. The terms of the Cooperation Agreement are more fully described in our Current Report on Form 8-K filed with the SEC on August 8, 2022 and the Cooperation Agreement is filed as Exhibit 10.1 to such Form 8-K.

2022 Proxy Statement I 37

director compensation

The following table sets forth, for the fiscal year ended April 30, 2022, the compensation paid to each of our non-employee directors.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	All Other Compensation	Total

Barry M. Monheit	$138,250	$82,729	$—	$220,979
Mary E. Gallagher	$99,500	$82,729	$—	$182,229
Gregory J. Gluchowski, Jr.	$118,500	$82,729	$—	$201,229
I. Marie Wadecki	$118,500	$82,729	$—	$201,229
Luis G. Marconi (3)	$—	$—	$—	$—
Bradley T. Favreau (4)	$—	$—	$—	$—

(1)

As of April 30, 2022, each of the non-employee directors had the following number of stock awards outstanding, which represent undelivered shares underlying vested RSUs: Mr. Monheit (750); Ms. Gallagher (0); Mr. Gluchowski (0); and Ms. Wadecki (0).

(2)

The amounts shown in this column represent the grant date fair value for stock awards granted to the directors calculated in accordance with ASC Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2022.

(3)	Mr. Marconi was appointed to our Board of Directors on June 6, 2022.
(4)	Mr. Favreau was appointed to our Board of Directors on August 8, 2022.

We currently pay each non-employee director an annual retainer in the amount of $70,000. We also pay additional sums to our Chairman of the Board, Chairs of our Board Committees, and members of our Board Committees as follows:

Chairman of the Board*	$55,000
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$25,000
Chair, Nominations and Corporate Governance Committee	$25,000
Non-Chair Audit Committee Members	$8,000
Non-Chair Compensation Committee Members	$8,000
Non-Chair Nominations and Corporate Governance Committee Members	$8,000
*	Effective November 1, 2021, the Compensation Committee approved an increase in the additional sum paid to the Chairman of the Board from $37,500 to $55,000.

In addition, each member of the Audit Committee receives an additional $1,500 per Audit Committee meeting attended in excess of seven meetings per year; each member of the Compensation Committee receives an additional $1,500 per Compensation Committee meeting attended in excess of six meetings per year; and each member of the Nominations and Corporate Governance Committee receives an additional $1,500 per Nominations and Corporate Governance Committee meeting attended in excess of four meetings per year. We also reimburse each director for travel and related expenses incurred in connection with attendance at Board of Director and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

Each non-employee director receives a stock-based grant to acquire shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Each non-employee director also receives a stock-based grant at the meeting of our Board of Directors held immediately following our annual meeting of stockholders for that year.

38 I 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our equity compensation plans as of April 30, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Delivery of Shares for Restricted Stock Units	(b) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(c) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	(d) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)

Equity Compensation Plans Approved by Stockholders	349,774	—	$—	1,441,891
Equity Compensation Plans Not Approved by Stockholders	—	—	—	—
Total	349,774	—	$—	1,441,891

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)

Under our 2020 Incentive Compensation Plan, an aggregate of 1,397,510 shares of our common stock was authorized for issuance pursuant to awards granted under such plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of April 30, 2022, the aggregate number of shares of our common stock available for issuance pursuant to awards under the 2020 Incentive Compensation Plan was 1,133,683. Our 2020 Employee Stock Purchase Plan authorizes the sale of up to 419,253 shares of our common stock to employees. As of April 30, 2022, there were 308,208 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan.

2022 Proxy Statement I 39

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable Nasdaq and SEC rules.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held eight meetings during the fiscal year ended April 30, 2022.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2022 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Mary E. Gallagher, Chair

Gregory J. Gluchowski, Jr.

I. Marie Wadecki

40 I 2022 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such reports received by us during the fiscal year ended April 30, 2022, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

2022 Proxy Statement I 41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of August 10, 2022 by (1) each director, nominee for director, and named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

Name of Beneficial Owner (1)	Number of Shares (2)		Percent (2)

Directors and Executive Officers:
Brian D. Murphy	57,063	(3)	*
H. Andrew Fulmer	41,153	(4)	*
Barry M. Monheit	46,550	(5)	*
Bradley T. Favreau	1,773	(6)	*
Mary E. Gallagher	18,522	(7)	*
Gregory J. Gluchowski, Jr.	49,519	(8)	*
Luis G. Marconi	2,484	(9)	*
I. Marie Wadecki	34,160	(10)	*
All directors and executive officers as a group (8 persons)	251,224	(11)	*
Other significant stockholders:			*
Wellington Management Group LLP	1,324,979	(12)	9.8%
Wellington Trust Company, NA	1,256,722	(13)	9.3%
Dimensional Fund Advisors LP	1,056,658	(14)	7.9%

*	Percentage of ownership of less than one percent.
(1)

Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o American Outdoor Brands, Inc., 1800 North Route Z, Suite A, Columbia, Missouri 65202.

(2)

The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC taking into effect shares underlying RSUs and PSUs that have or will have vested, but are not deliverable, within 60 days of August 10, 2022. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 13,455,468 shares outstanding on August 10, 2022. The numbers and percentages shown include shares actually owned on August 10, 2022, shares that the identified person or group had the right to acquire within 60 days of such date, and shares underlying RSUs and PSUs that have or will have vested, but are not deliverable, within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of August 10, 2022 upon the exercise of options or the delivery of RSUs and PSUs and all shares underlying RSUs and PSUs that have or will have vested, but are not deliverable, within 60 days of August 10, 2022 are deemed to be outstanding for the purpose of computing the percentage of shares owned by that

42 I 2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares stock owned by any other person or group.
(3)

Includes (a) 11,259 shares underlying RSUs that have vested but are not deliverable within 60 days of August 10, 2022; and (b) 9,398 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.

(4)

Includes (a) 1,447 shares underlying RSUs that have vested but are not deliverable within 60 days of August 10, 2022; and (b) 2,467 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.

(5)

Includes (a) 540 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022; and (b) 750 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board. The shares are held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002.

(6)	Represents shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.
(7)	Includes 540 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.
(8)	Includes 540 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.
(9)	Includes 1,242 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.
(10)	Includes 540 shares underlying RSUs that will vest and are deliverable within 60 days of August 10, 2022.
(11)

Includes (a) 12,706 shares underlying RSUs that have vested but are not deliverable within 60 days of August 10, 2022; (b) 17,040 shares underlying RSUs that will vest and are deliverable within 60 days of the record date; and (c) 750 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.

(12)

Based on the statement on Schedule 13G filed with the SEC on February 4, 2022, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP have shared voting power over 1,287,196 shares and shared dispositive power over 1,324,979 shares; and Wellington Management Company LLP has shared voting power over 1,256,810 shares and shared dispositive power over 1,294,593 shares.  The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(13)

Based on the statement on Schedule 13G filed with the SEC on February 7, 2022, Wellington Trust Company, NA has shared voting power and shared dispositive power over 1,256,722 shares.  The address of Wellington Trust Company, NA is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(14)

Based on the statement on Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2022, Dimensional Fund Advisors LP has sole voting power over 1,035,760 shares and sole dispositive power over 1,056,658 shares.  The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

2022 Proxy Statement I 43

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, policies of our company (including those set forth above under “Corporate Governance” or published on our website), and the listing standards of Nasdaq. As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel or internal auditor.

Indemnification Agreements

Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by applicable law, for certain liabilities to which they may become subject as a result of their affiliation with our company.

44 I 2022 Proxy Statement

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Audit Committee has appointed Grant Thornton LLP to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2023 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that Grant Thornton LLP’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

The aggregate fees billed to our company by Grant Thornton LLP for the fiscal years ended April 30, 2022 and 2021 is as follows:

	2022	2021

Audit Fees	$578,087	$559,588
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$578,087	$559,588

Audit services for fiscal 2022 and 2021consisted of the audit of our consolidated financial statements and the review of our quarterly financial statements.

2022 Proxy Statement I 45

Proposal Two – Ratification of Appointment of Independent Registered Public Accountant

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Grant Thornton LLP described above under the caption “Audit-Related Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 2023.

46 I 2022 Proxy Statement

PROPOSAL Three – adoption of amendments to certificate of incorporation to eliminate certain supermajority voting requirements

General

Our certificate of incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of our stock entitled to vote, voting together as a single class to approve certain amendments to our certificate of incorporation and for stockholders to amend our bylaws (together, the “supermajority voting requirements”), which are discussed further below. We are seeking stockholder approval of amendments to our certificate of incorporation to eliminate these supermajority voting requirements from our certificate of incorporation and to replace such requirements with a majority voting standard as set forth in the Certificate of Amendment of Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex B (the “Proposed Certificate of Amendment”).

2022 Proxy Statement I 47

Proposal Three – Adoption of Amendments to Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

Rationale for the Proposed Certificate of Amendment

The Proposed Certificate of Amendment is a result of feedback that we received from Institutional Shareholder Services Inc. (“ISS”) in the ISS Proxy Analysis & Benchmark Policy Voting Recommendations report issued to our company on September 4, 2021 (the “2021 ISS Report”). In the 2021 ISS Report, ISS, among other items, recommended that we modify the supermajority voting requirements to help prevent the locking in of provisions in our governing documents that may not be in the best interests of our stockholders and may prevent future stockholders from effecting change. It is our Board of Director’s view that, subject to any applicable laws, our stockholders should have the ability to make certain changes to our certificate of incorporation and bylaws with majority support.

In adopting and declaring the advisability of the Proposed Certificate of Amendment, our Board of Directors carefully considered the implications of amending our certificate of incorporation to eliminate the provisions requiring a supermajority stockholder vote for certain amendments to our certificate of incorporation and for stockholders to amend our bylaws. These supermajority voting requirements are intended to protect against self-interested action by large stockholders by requiring broad stockholder support for certain types of governance changes. By eliminating the supermajority voting requirements, the Proposed Certificate of Amendment may make it easier for one or more stockholders to effect other corporate governance changes in the future. Nevertheless, our Board of Directors believes that eliminating these supermajority voting requirements is consistent with generally held views of good corporate governance, as evidenced by the fact that many other public companies have transitioned away from similar supermajority voting requirements in the years after going public. In consideration of the details described above, our Board of Directors believes this action is in the best interest of our company and our stockholders.

Eliminate Provisions Requiring a Supermajority Vote to Amend Certain Provisions of our Certificate of Incorporation and for Stockholders to Amend our Bylaws

Our certificate of incorporation currently provides that, in addition to any affirmative vote required by applicable law or our certificate of incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of our stock entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt certain amendments to our certificate of incorporation. Our certificate of incorporation also currently provides that, in addition to any affirmative vote required by our certificate of incorporation, any bylaw that is to be made, altered, amended, or repealed by our stockholders must receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of our stock entitled to vote, voting together as a single class.

If Proposal Three is approved by our stockholders, the voting standard for stockholder approval of any future amendments to our certificate of incorporation, would be by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class, which is the default voting standard under the General Corporation Law of the State of Delaware (the “DGCL”). Our Board of Directors will retain the right to amend, alter, change, or repeal any provision of our certificate of incorporation without seeking approval of our stockholders, where permitted by the DGCL.

Currently, in addition to any affirmative vote required by our certificate of incorporation, any bylaw that is to be made, altered, amended, or repealed by our stockholders requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of our stock entitled to vote, voting together as a single class.

48 I 2022 Proxy Statement

Proposal Three – Adoption of Amendments to Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

If Proposal Three is approved by our stockholders, Section 6 of Article FIFTH of our certificate of incorporation would be amended to replace the reference to “sixty-six and two-thirds percent (66 2/3%)” with “a majority.” As a result, if Proposal Three is approved by our stockholders, our stockholders will be able to amend our bylaws with the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. Our Board of Directors will also retain its right under our certificate of incorporation to make, alter, amend, and repeal our bylaws.

Related Changes to our Bylaws

In connection with the Proposed Certificate of Amendment, our Board of Directors has approved a conforming amendment to our bylaws. The amendment, which is contingent upon stockholder approval and implementation of Proposal Three, would amend Section 7.7 of our bylaws to replace the provision requiring a supermajority vote in order for our stockholders to amend our bylaws with a majority vote threshold. Our Board of Directors will retain its right to make, repeal, alter, amend, and repeal our bylaws.

Proposed Certificate of Amendment

The text of the Proposed Certificate of Amendment is attached as Annex B to this proxy statement and incorporated herein by reference.

As discussed, our certificate of incorporation currently requires the approval of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of our stock to approve Proposal Three. If Proposal Three is approved by the requisite number of our stockholders, we expect to file the Proposed Certificate of Amendment with the Secretary of State of the State of Delaware, which Certificate of Amendment will become effective at the time of filing. Additionally, the related conforming amendment to our bylaws adopted by our Board of Directors will become effective immediately following such effectiveness.

Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Proposed Certificate of Amendment with the Secretary of State of the State of Delaware, our Board of Directors reserves the right to abandon the Proposed Certificate of Amendment and not to file the Proposed Certificate of Amendment, even if the Proposed Certificate of Amendment is approved by our stockholders, if our Board of Directors, in its discretion, determines that the Proposed Certificate of Amendment is no longer in the best interests of our company or our stockholders.

If Proposal Three is not approved by the requisite vote of our stockholders, then the Proposed Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the related amendment to our bylaws approved by our Board of Directors will not become effective, and the supermajority voting requirements described above in both our certificate of incorporation and bylaws will remain in place.

our board of directors recommends a vote “for” proposal Three.

2022 Proxy Statement I 49

PROPOSAL Four – stockholder proposal on the declassification of the board of Directors

Kenneth Steiner, whose listed address is 14 Stoner Avenue, 2M, Great Neck, New York 11021 is the beneficial owner of no less than $2,000 of shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting. In accordance with SEC rules, the proposed shareholder resolution and supporting statement are printed verbatim from his submission. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented by or on behalf of Mr. Steiner.

Proposal 4 - Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Although our management can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.

Classified Boards like the American Outdoor Brands Board have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, have adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at virtually no extra cost to shareholders. Thus it was not a surprise that this proposal topic won more than 96%-support at both Centene Corporation and Teleflex in 2021.

50 I 2022 Proxy Statement

Proposal Four – Stockholder Proposal on the Declassification of the Board of Directors

Annual election of each director gives shareholders more leverage if management performs poorly. For instance if management approves executive pay that is excessive or is poorly incentivized shareholders can soon vote against the Chair of the management pay committee instead of waiting 3-years under the current setup.

It is more important to vote annually on each director since we do not have an annual opportunity to vote to approve or disapprove management pay, a voting practice that is getting to be an almost universal good governance practice.

Please vote yes:

Elect Each Director Annually - Proposal 4

BOARD OF DIRECTORS STATEMENT

IN SUPPORT OF THE STOCKHOLDER PROPOSAL

Our Board of Directors supports the declassification of the Board on a phased-in basis. On September 10, 2021, the Company issued a letter to stockholders indicating that the Board of Directors and the Nominating and Corporate Governance Committee had determined to take the steps necessary to eliminate the classified Board of Directors structure. On September 24, 2021, our Board approved the adoption of our Second Amended and Restated Bylaws, effective as of September 25, 2021, to phase out the classification of our Board over a three-year period (the “Bylaw Amendments”). As such, the Class II directors that are up for election at the 2022 Annual Meeting are being elected to hold office for a one-year term.

Based on the foregoing, we have taken the necessary steps requested in the stockholder proposal. The stockholder proposal seeks that we:

…take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term. Although our management can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.

As a result of the Bylaw Amendments, from and after the 2024 annual meeting of stockholders, there will be no classification of the members of the Board, and each director will serve until the election and qualification of such director’s successor at the next annual meeting of stockholders. Given that the Board has already taken the steps necessary to reorganize itself so that each director will be elected for a one-year term, the Board agrees with the stockholder proposal and the resolution contained therein.

If the stockholder proposal is approved, the Board of Directors will continue with the phased-in declassification of the Board as provided in the Bylaw Amendments. If the proposal is not approved, the Board of Directors will re-evaluate whether it should continue with the phased-in declassification of the Board.

our board of directors recommends a vote “for” proposal FOUR.

2022 Proxy Statement I 51

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

Deadline for the Submission of Stockholder Proposals for Inclusion in Our Proxy Statement for Our 2023 Annual Meeting Pursuant to SEC Rule 14a-8

If any stockholder intends to present a proposal (other than for director nominations) for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders, such proposal must comply with all of the procedural and substantive requirements of SEC Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us at American Outdoor Brands, Inc., 1800 North Route Z, Suite A, Columbia, MO 65202, Attention: Secretary, not less than 120 calendar days prior to the anniversary of the date of our definitive proxy statement was first released to stockholders in connection with our 2022 Annual Meeting of Stockholders, unless the date of our 2023 Annual Meeting of Stockholders shall have been accelerated or delayed by more than 30 days from September 22, 2023, in which case the deadline for submission of the stockholder proposal is a reasonable time before we begin to print and disseminate our definitive proxy materials. Any proposal and supporting statement submitted by a stockholder pursuant to SEC Rule 14a-8 for inclusion in our proxy statement may not exceed an aggregate of 500 words.

Deadline for the Submission by Stockholders of Company Director Nominations and Other Business Proposals Not for Inclusion in Our Proxy Statement for Our 2022 Annual Meeting

Our bylaws require that any stockholder desiring to nominate one or more persons for election to our Board of Directors, or to propose other business not for inclusion in our proxy statement pursuant to SEC Rule 14a-8, in each case for consideration and a vote at our 2023 Annual Meeting of Stockholders must give timely written notice of such nomination or other business proposal by delivery thereof to us at American Outdoor Brands, Inc., 1800 North Route Z, Suite A, Columbia, MO 65202, Attention: Secretary. To be timely, such notice must be so delivered not later than the close of business on June 24, 2023 (i.e., the 90th day prior to the first anniversary of our 2022 Annual Meeting of Stockholders), nor earlier than the close of business on May 25, 2023 (i.e., the 120th day prior to the first anniversary of our 2022 Annual Meeting of Stockholders), unless the date of our 2023 Annual Meeting of Stockholders is held earlier than August 23, 2023 (i.e., more than 30 days prior to the first anniversary of our 2022 Annual Meeting of Stockholders) or later than December 1, 2023 (i.e., more than 70 days after the first anniversary of our 2022 Annual Meeting of Stockholders), in which case the notice must be so delivered to us not earlier than the close of business on the 120th day prior to our 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to our 2023 Annual Meeting of Stockholders or (ii) the 10th day after the date on which a public announcement of the date of our 2023 Annual Meeting of Stockholders is first made by us. The foregoing 30-day submission period and corresponding time limits

52 I 2022 Proxy Statement

Deadlines for Receipt of Stockholder Proposals

also apply in determining whether notice is timely for purposes of applicable SEC rules relating to our exercise of discretionary voting authority.

Important Stockholder Notice Requirements

In addition to the foregoing requirements, in the case of stockholder proposals not made pursuant to SEC Rule 14a-8, our bylaws require a stockholder’s written notice of a director nomination or the proposal of other business, as applicable, to contain, among other things:

•	the name and address of the stockholder giving the notice and the beneficial owner, if any, on whose behalf such notice is given;
•	the class or series and number of shares owned beneficially and of record by the stockholder and any beneficial owner;
•	a representation that the stockholder (or a qualified representative) intends to appear in person or by proxy at the annual meeting of stockholders;
•

a representation whether the stockholder or the beneficial owner, if any, intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding shares of stock required to approve or adopt the business proposal or elect the director nomination and/or otherwise solicit proxies from stockholders in support thereof;

•

a description of any agreement, arrangement or understanding with respect to the director nomination or business proposal between or among the stockholder or the beneficial owner, if any, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable);

•

a description of any agreement, arrangement or understanding (including, without limitation, with respect to any profit interests, options, hedging transactions, borrowed or loaned shares, or other derivative positions) that has been entered into as of the date of the notice by, or on behalf of, the stockholder or the beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of our capital stock, or to maintain, increase or decrease the voting power of the stockholder or the beneficial owner, if any, with respect to shares of our company (any such agreement, arrangement or understanding, or Derivative Instrument);

•	a description of the terms of, and the number of shares subject to, any short interest in any securities of our company in which the stockholder or the beneficial owner, if any, has an interest;
•

a description of the terms of any performance-related fees (other than asset-based fees) that the stockholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of our company or any Derivative Instruments; and

•

a description of (i) any significant equity interest of the stockholder or the beneficial owner, if any, in a competitor of our company, and (ii) any direct or indirect pecuniary interest of the stockholder or the beneficial owner, if any, in any material contract with a competitor of our company; provided, however, that if the business proposal is otherwise subject to Rule 14a-8, the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified us of such stockholder’s intention to present such business proposal at an annual meeting of stockholders of our company in compliance with Rule 14a-8, and such business proposal has been included in a proxy statement that has been prepared by our company to solicit proxies for such annual meeting of stockholders.

2022 Proxy Statement I 53

Deadlines for Receipt of Stockholder Proposals

For director nominations made by stockholders, our bylaws also require a stockholder’s written notice thereof to contain, among other things, with respect to each proposed director nominee:

•	the name, age, business, and residence address of the proposed nominee;
•	the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•

a description of all compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, entered into between and among the stockholder or any beneficial owner, on the one hand, and the proposed nominee, on the other hand; and

•	any other information relating to the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act.

We may also require a proposed nominee to furnish other information (in the form of questionnaires and otherwise) to determine the eligibility of such proposed nominee to serve as one of our directors.

For stockholder proposals other than director nominations, our bylaws further require a stockholder’s written notice thereof to contain, among other things, a brief description of the business, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and whether and the extent to which the stockholder or any beneficial owner has any material interest in such business proposal and a general description of such material interest.

Prior to making any submission to us, we encourage our stockholders to carefully review, as applicable, the full text of SEC Rule 14a-8 and the full text of our bylaws for additional requirements to nominate a person for election to our Board of Directors (including information regarding proxy access eligibility, procedural and disclosure requirements, and other relevant requirements to nominate directors) or to submit a proposal for other business at the annual meeting.

54 I 2022 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

2022 Proxy Statement I 55

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

56 I 2022 Proxy Statement

APPENDIX A ADJUSTED EBITDAS

We use GAAP net income as our primary financial measure. We use Adjusted EBITDAS, which is a non-GAAP financial metric, as a supplemental measure of our performance in order to provide investors with an improved understanding of underlying performance trends, and it should be considered in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Adjusted EBITDAS is defined as GAAP net income/(loss) before interest, taxes, depreciation, amortization, and stock compensation expense. Our Adjusted EBITDAS calculation also excludes certain items we consider non-routine. We believe that Adjusted EBITDAS is useful to understanding our operating results and the ongoing performance of our underlying business, as Adjusted EBITDAS provides information on our ability to meet our capital expenditure and working capital requirements, and is also an indicator of profitability. We believe this reporting provides additional transparency and comparability to our operating results. We believe that the presentation of Adjusted EBITDAS is useful to investors because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. We use Adjusted EBITDAS to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to neutralize our capitalization structure to compare our performance against that of other peer companies using similar measures, especially companies that are private. We also use Adjusted EBITDAS to supplement GAAP measures of performance to evaluate our performance in connection with compensation decisions. We believe it is useful to investors and analysts to evaluate this non-GAAP measure on the same basis as we use to evaluate our operating results.

Adjusted EBITDAS is a non-GAAP measure and may not be comparable to similar measures reported by other companies. In addition, non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. We address the limitations of non-GAAP measures through the use of various GAAP measures. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDAS. Our presentation of Adjusted EBITDAS should not be construed as an inference that our future results will be unaffected by these items.

The following table sets forth our calculation of non-GAAP Adjusted EBITDAS for the fiscal years ended April 30, 2022 and 2021 (dollars in thousands):

2022 Proxy Statement I 57

Appendix A Adjusted EBITDA

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Years Ended
	April 30, 2022	April 30, 2021

GAAP net income/(loss)	$(64,880)	$18,405
Interest expense	324	111
Income tax expense/(benefit)	9,344	5,887
Depreciation and amortization	16,967	19,827
Related party interest income	—	(424)
Stock compensation	2,812	2,910
Goodwill impairment	67,849	—
Product recall	—	—
Transition costs	—	264
Technology implementation	1,948	—
COVID-19 costs	—	223
Fair value inventory step-up	27	—
Acquisition costs	599	—
Other	40	125
Non-GAAP Adjusted EBITDAS	$35,030	$47,328

58 I 2022 Proxy Statement

APPENDIX B Certificate of Amended and REstated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICAN OUTDOOR BRANDS, INC.

American Outdoor Brands, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text and title of Section 6 of Article FIFTH thereof in its entirety and inserting the following in lieu thereof:

“Amendment of Bylaws.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make alter, amend and repeal the bylaws of the Corporation.  In addition to any affirmative vote required by this Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of stock of the Corporation generally entitled to vote, voting together as a single class.”

2.The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the last sentence of Article EIGHTH thereof in its entirety.

3.The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

2022 Proxy Statement I 59

Appendix B Certificate of Amended and Restated Certificate of Incorporation

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed and acknowledged this ___ day of _____________, 2022.

AMERICAN OUTDOOR BRANDS, INC.
By:
Name:
Title:

60 I 2022 Proxy Statement

BOG
BUBBA
CALDWELL
CRIMSON TRACE
FRANKFORD ARSENAL
grilla grills
Hooyman
IMPERIAL
LASERLYTE
LOCKDOWN
MEAT! YOUR MAKER
OLD TIMER EST. 1958
SCHRADE
TIPTON
Uncle Henry
ust
WHEELER

LICENSED BRANDS INCLUDE:

Smith & Wesson
M&P by Smith & Wesson
Thompson/Center America's Master Gunmaker
Performance Center by Smith & Wesson

Company LOGO LICENCED BRANDS INCLUDES  LOGO AMERICAN OUTDOOR BRANDS, INC. HEADQUARTERS 1800 North Route Z, Suite A, Columbia, MO 65202 | www.aob.com

AMERICAN OUTDOOR BRANDS, INC. 1800 NORTH ROUTE Z, SUITE A COLUMBIA, MO 65202 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AOUT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D90369-P78464 For All Withhold All For All Except AMERICAN OUTDOOR BRANDS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors each of the nominees listed below to serve until their successors are elected and qualified at the 2023 Annual Meeting of Stockholders. Nominees: 01) I. Marie Wadecki 02) Gregory J. Gluchowski, Jr. Against Abstain For The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. PROPOSAL 2: To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2023. The Board of Directors recommends you vote FOR the following proposal: 3. PROPOSAL 3: To adopt amendments to our certificate of incorporation to eliminate certain supermajority voting requirements. The Board of Directors recommends you vote FOR the following proposal: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR each director and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please email address changes or comments to: investorrelations@aob.com. NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 4. PROPOSAL 4: To approve the stockholder proposal on the declassification of the Board of Directors. For Against Abstain ! ! ! For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Virtual Annual Meeting Site: www.virtualshareholdermeeting.com/AOUT2022 Accessing the Virtual Annual Meeting: To attend the virtual Annual Meeting online, you will need the 16-digit control number included on your proxy card or in the instructions provided by your bank, broker or other financial intermediary, if you hold the shares in "street name." Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent: Issuer Direct Corporation One Glenwood Ave., Suite 1001 Raleigh, NC 27603 (801) 272-9294 ex: 711-0 Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Elizabeth Sharp, VP Investor Relations at lsharp@aob.com. The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D90370-P78464 AMERICAN OUTDOOR BRANDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2022 ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 22, 2022 The undersigned stockholder of AMERICAN OUTDOOR BRANDS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 19, 2022, and hereby constitutes and appoints Brian D. Murphy and H. Andrew Fulmer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned with all powers that the undersigned would have if personally present, at the 2022 Annual Meeting of Stockholders of the Company, to be held on Thursday, September 22, 2022,at 12:00 PM Eastern Time, online at www.virtualshareholdermeeting.com/AOUT2022 and at any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement. The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that come before the 2022 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accountant of the Company; FOR the adoption of amendments to our certificate of incorporation to eliminate certain supermajority voting requirements; FOR the approval of the stockholder proposal on the declassification of the Board of Directors; and as said proxies deem advisable on such other matters as may come before the meeting. A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. Your Internet or Telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned your proxy card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 2023, "FOR" THE ADOPTION OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS, AND "FOR" THE APPROVAL OF THE STOCKHOLDER PROPOSAL ON THE DECLASSIFICATION OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.